Exhibit 23.1



                        Independent Accountants' Consent



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2002 relating to the financial statements and financial statement schedule, which appears in DSET Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We hereby consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
New York, New York
April 23, 2002